Exhibit 99.1

Resignation letter from Richard A. Marcum


May 11, 2006

Mr. Charles Kokesh
Managing Partner
Technology Funding Ltd.
460 St. Michael's Drive, Suite 1000
Santa Fe, NM 87505

Dear Charlie:

After considerable deliberation, I do hereby resign my position as an Independent General Partner of TECHNOLOGY FUNDING VENTURE V, AN AGGRESSIVE GROWTH FUND, L.P. and also as a special consultant serving as the Legal Committee Chairman representing all the Independent General Partners of TECHNOLOGY FUNDING PARTNERS III, L.P.; TECHNOLOGY FUNDING VENTURE PARTNERS V, AN AGGRESSIVE GROWTH FUND, L.P.; and TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND, L.P. My resignation is effective immediately, May 11, 2006.


Sincerely,

/s/ Richard Marcum